Exhibit 10.19

GUARANTEE

THIS GUARANTEE dated June 4, 2012.

GUARANTOR:                                    DECISIONPOINT SYSTEMS, INC.

the "Guarantor"

CREDITOR:
BDC CAPITAL INC., a wholly-owned subsidiary of BUSINESS DEVELOPMENT BANK OF CANADA, duly incorporated under the Canada Business Corporations Act, with a business centre at 148 Fullarton Street, Suite 1000, 19th Floor, London, ON  N6A 5P3

Attention: Jeff Hill

the "Bank"

DEBTOR:	2314505 ONTARIO INC.

the "Borrower"

DEBT:                                                      $1,700,000                      the "Principal Sum"

LIMIT OF LIABILITY:

The Guarantor will have no liability hereunder except in the event of a failure by the Guarantor or the Borrower, as the case may be, to comply with any of the provisions of paragraph 3(b) of this Guarantee, in which case the Guarantor's liability hereunder shall be unlimited and the Bank shall have full recourse against all assets of the Guarantor with respect to the Outstanding Balance and the other amounts and obligations provided for in this Guarantee.

In consideration of the Bank agreeing to make a loan to the Borrower of the Principal Sum, the Guarantor covenants with the Bank as follows:

1.	DEBT AND SECURITY

In this Guarantee, "Loan Security" means all accepted letters of offer, loan agreements, promissory notes, debentures, mortgages, hypothecations, pledges, assignments and security agreements of any kind which the Bank may hold at any time as security for the payment of the Principal Sum and all agreements amending, extending or renewing those security instruments. The Guarantor acknowledges having read all of the Loan Security held by the Bank as of the date of this Guarantee.

2.	GUARANTEE

The Guarantor unconditionally guarantees performance by the Borrower of all promises under the Loan Security and payment by the Borrower of the Principal Sum, protective disbursements, interest and other amounts the Borrower has promised to pay under the Loan Security (the foregoing amounts collectively are called the "Outstanding Balance"). The Guarantor also promises to pay to the Bank all legal fees and disbursements, on a solicitor and client basis, incurred by the Bank in reference to any suit upon this Guarantee, plus interest on such fees and disbursements and on the Outstanding Balance at the rate provided under the Loan Security calculated and compounded monthly from the date the Bank demands payment under this Guarantee.

3.	GUARANTEE IS CONDITIONAL

(a)
The Guarantor is the sole shareholder of the Borrower, who is, in turn, the sole shareholder of Apex Systems Integrators Inc. (“Apex”).  The Guarantor represents and acknowledges that it has the sole power, right and authority to elect the directors of the Borrower and oversee the management of and the development and operation of the business of the Borrower and of Apex.

(b)	The Guarantor will have no liability under this Guarantee, provided that, as long as there remains any Outstanding Balance owing to the Bank by the Borrower pursuant to the Loan Security:

(i)
each of the Borrower and Apex is and continues to be an incorporated corporation active, in good standing and validly existing under the laws of the Province of Ontario, with the corporate power to own or lease its respective property and to carry on the business conducted by it as of the date hereof, subject to the amalgamation between the Borrower and Apex contemplated in the Loan Security;

(ii)
all of the Borrower’s and Apex’s assets (including all real, personal and intellectual property and all other intangible assets) are and continue to be located in the Province of Ontario and are not moved or transferred to another jurisdiction unless otherwise approved in advance in writing by the Bank;

(iii)
neither of the Borrower nor Apex sells, transfers, assigns, leases, licences or otherwise disposes of any of its respective assets (including any real, personal and/or intellectual property and all other intangible assets), other than the sale of inventory and the licensing of software owned and developed by it in the ordinary course of its business as conducted by it as of the date hereof;

(iv)
each of the Borrower and Apex carries on and conducts its business and undertaking in a proper and businesslike manner from its current location or such other location as the Bank may from time to time authorize in Canada;

(v)
all revenues, including without limitation, all earnings, income, rents, issues and profits, of Apex and its assets are recorded in Apex’s books of account and records in Canada and are reported in all of Apex’s financial statements, tax returns and other reports and remittances in Canada;

(vi)
all profits and other income of each of the Borrower and Apex (whether generated from the operation of its business or otherwise) remain within the Borrower or Apex, as applicable, in Canada for the Borrower’s or Apex’s, as applicable, full use in connection with the ongoing operation of its business;

(vii)
neither the Borrower nor Apex repays, reimburses, reduces, redeems or otherwise returns (A) any portion of any investment (direct or indirect) by the Guarantor in the capital of the Borrower or Apex (including, without limitation, the original investment by the Guarantor in the principal amount of One Million Three Hundred Thousand Dollars ($1,300,000)), or (B) any portion of the purchase price paid or otherwise funded, directly or indirectly, by the Guarantor for the purchase of the outstanding securities in the capital of Apex, or (C) any loan or other debt due to the Guarantor, except with the prior written consent of the Bank;

(viii)	neither the Borrower nor Apex declares or makes payment in respect of any dividends on any class of shares or other issued securities in its respective the capital;

(ix)
there are no intercompany transactions between the Borrower or Apex, on one hand, and any affiliate, associate or subsidiary entity (including, without limitation, the Guarantor), on the other hand, without the Bank’s prior written consent, save and except for payments by Apex to the Guarantor in respect of sales commissions and deployment related expenses payable by Apex as a result of the licence and deployment of Apex’s software in the ordinary course of business by the Guarantor;

(x)
the senior officer of Apex responsible for overseeing and directing the operations of its business, being the President and CEO of Apex, is and continues to be Mr. Donald Dalicandro; provided, however, in the event of the resignation or termination of Mr. Dalicandro, his successor shall be a resident of Canada who permanently resides in and works from Apex’s location in Canada and has been approved by the Bank (such approval not to be unreasonably withheld or delayed);

(xi)
Apex does not change its name, merge with or amalgamate with any other entity (whether in Canada, the United States or otherwise), save and except for amalgamation with the Borrower, or complete any reorganization of its share capital, assets, business operations, debts, obligations, liabilities or complete a reorganization of any other kind, without the Bank’s prior written consent; and

(xii)
the Guarantor does not grant, create or otherwise suffer to exist any charge, pledge, lien, privilege or encumbrance of any nature upon any of the securities in the capital of the Borrower (including any successor thereof, whether by amalgamation or otherwise) legally and/or beneficially held by the Guarantor.

(c)
The Guarantor agrees that the provisions and restrictions contained in this Guarantee are reasonable in scope and time and are necessary for the protection of the Bank's legitimate interests and are an essential condition to and a fundamental term of this Guarantee without which the Bank would not have agreed to make a loan to the Borrower and the granting of a loan by the Bank constitutes adequate and sufficient consideration to the Guarantor.

4.	LIABILITY AS PRINCIPAL DEBTOR

As between the Bank and the Guarantor, the Guarantor is liable as principal debtor for all of the Borrowers covenants contained in the Loan Security notwithstanding any act or omission of the Borrower or of the Bank which might otherwise operate as a partial or absolute discharge of the Guarantor if the Guarantor were only a surety.

5.	LIABILITY NOT DIMINISHED BY ACTS OF THE BANK OR THE BORROWER

Except for payment of all sums due under the Loan Security, payment of the amount due under this Guarantee or written discharge, no act or omission of the Bank or of the Borrower, before or after default, discharges or diminishes the liability of the Guarantor under this Guarantee and without restricting the foregoing, the Guarantor covenants with the Bank as follows:

(a)	the Bank may grant time and other indulgences to the Borrower, to any guarantor and to any other person liable for all or any portion of the Principal Sum;

(b)
the Bank may modify, extend or renew (in each case, on the then current, or on new, terms), exchange, abstain from perfecting, discharge or abandon the Loan Security or any part of it or anything mortgaged or charged by it;

(c)
the Bank may enter into any agreement with the Borrower to vary the terms of any agreement affecting the payment or repayment of the Principal Sum, including a change in the rate of interest chargeable on the Principal Sum;

(d)
the Bank may enter into any agreement or accept any compromise that has the effect of diminishing or extinguishing the liability of the Borrower to the Bank or the value of the Loan Security or the value of anything mortgaged by it;

(e)	the Bank need not ascertain or enforce compliance by the Borrower or any other person with any covenant under the Loan Security;

(f)
the Bank bears no responsibility for any neglect or omission with respect to anything mortgaged under the Loan Security, either during possession by the Borrower or by any third party or by the Bank or by anyone on behalf of the Bank;

(g)
the Bank is not bound to seek recourse against the Borrower before requiring payment from the Guarantor and the Bank may enforce its various remedies under this Guarantee and the Loan Security or any part of it at any time, in any manner and in any order as the Bank may choose;

(h)
the Bank bears no duty to the Guarantor in respect of the liquidation of anything mortgaged under the Loan Security and, without restricting the foregoing, it is under no duty to avoid waste of, to obtain a fair price for or to avoid neglect in the liquidation of anything mortgaged under the Loan Security;

(i)
the Bank has no obligation to ensure that any Loan Security, other guarantee or security collateral to a guarantee is executed, perfected or delivered and, if by reason of want of authority or failure of execution and delivery or failure to comply with laws respecting perfection and registration of instruments or any other reason, any intended Loan Security, guarantee or collateral security is not granted, is unenforceable or becomes unenforceable, the liability of the Guarantor under this Guarantee remains enforceable and undiminished; and

the Guarantor confirms and agrees that any modifications of the loan terms or Loan Security may be agreed upon directly between the Bank and the Borrower without notice to the Guarantor and without the Guarantor's further concurrence.

6.	SUBROGATION

The Guarantor shall not be subrogated in any manner to any right of the Bank until all money due to the Bank under the Loan Security is paid.

7.	RELEASE

If more than one person guarantees any of the obligations of the Borrower to the Bank under this Guarantee or any other instrument, the Bank may release any of those persons on any terms the Bank chooses and each person executing this Guarantee who has not been released shall remain liable to the Bank under this Guarantee as if the person so released had never guaranteed any of the obligations of the Borrower.

8.	PAYMENT AND REMEDYING DEFAULTS

The Guarantor shall pay the amount guaranteed or rectify any default immediately upon receiving a demand from the Bank.  Any limitation period applicable to the enforcement of this Guarantee shall commence only upon issuance of demand for payment hereunder.  The Bank shall not be obliged to exhaust its recourse against the Borrower, other parties, the Loan Security or anything mortgaged under the Loan Security prior to making demand under this Guarantee. A demand shall be deemed to have been made 5 days after an envelope containing such demand, addressed to the Guarantor at the address of the Guarantor last known to the Bank, is posted in a post office by pre-paid regular mail.

9.	NO COLLATERAL AGREEMENTS OR REPRESENTATIONS

Any agreement between the Bank and the Guarantor diminishing the liability of the Guarantor under this Guarantee, altering any term of this Guarantee or imposing any condition against the operation of any such term is of no further force or effect. Any representation made by the Bank having such effect is waived. The Guarantor warrants that there are no agreements, representations or conditions that have been relied upon by the Guarantor that are not expressed in this Guarantee.

10.	CONFIRMATION OF COMPLIANCE

While any portion of the Outstanding Balance remains unpaid, the Guarantor agrees to provide to the Bank on the last day of each month an affidavit of a senior officer having knowledge of such matters, sworn under oath, confirming that there has been no breach of any of the provisions of this Guarantee, including, without limitation, the provisions of paragraph 3.

11.	REPAYMENT OF UPSTREAMED FUNDS

The Guarantor covenants and agrees that, in the event that any funds are paid by the Borrower or Apex to the Guarantor other than payments in respect of sales commissions and deployment related expenses payable by Apex in the ordinary course of business (whether such funds are paid to it in contravention of paragraph 3(b)(vii), (viii) or (ix) or otherwise), it shall promptly, upon notice from the Bank, repay all such amounts to the Borrower or Apex, as the case may be, and shall provide to the Bank an affidavit of a senior officer of the Guarantor, sworn under oath, confirming such repayment.

12.	NEGATIVE COVENANT

The Guarantor further covenants and agrees to and in favour of the Bank that it shall not, at any time while the Outstanding Balance, or any portion thereof, remains outstanding, grant or create or suffer to exist any charge, pledge, lien, privilege or encumbrance of any nature upon any of the securities in the capital of the Borrower (including any successor thereof, whether by amalgamation or otherwise) legally and/or beneficially held by the Guarantor.

13.	CHANGES MUST BE IN WRITING

This Guarantee may only be amended by writing executed by the Bank. No agreement has the effect of diminishing or discharging the liability of the Guarantor under this Guarantee unless the agreement is in writing and executed by the Bank. The Guarantor shall not rely upon any future representation made by the Bank in respect of the liability of the Guarantor under this Guarantee unless such representation is in writing executed by the Bank.

14.	JOINT AND SEVERAL LIABILITY

Where this Guarantee has been executed by more than one person, the liability of the persons executing this Guarantee is joint and several and every reference in this Guarantee to the "Guarantor” shall be construed as meaning each person who has executed it as well as all of them. This Guarantee is binding on those who have executed it notwithstanding that it may remain unexecuted by any other person.

15.	JURISDICTION AND ATTORNMENT

This Guarantee shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario.  For enforcement purposes the Guarantor hereby irrevocably attorns to the jurisdiction of the courts and laws of the Province of Ontario.

16.	ASSIGNS

This Guarantee is binding upon the Guarantor and the Guarantor’s successors and assigns and shall enure to the benefit of the Bank, its successors and assigns.  The Guarantor may not assign this Guarantee or any of its obligations hereunder without the prior written consent of the Bank.  The Bank may assign this Guarantee.

[signature page follows]

IN WITNESS WHEREOF the Guarantor has hereunto set his hand and seal or has affixed its corporate seal duly attested by the hand(s) of its proper officer(s) in that behalf, on the day and year first above written.
) ) ) ) ) ) ) ) ) ) ) ) )	DECISIONPOINT SYSTEMS, INC.
	Per:	/s/ Nicholas R. Toms
Name:
Title:

Per:
Name:
Title:
I/We have the authority to bind the corporation